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Exhibit 1.1

5,300,000 Shares

CASCADE MICROTECH, INC.
Common Stock
UNDERWRITING AGREEMENT

[            ], 2004

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
UBS SECURITIES LLC
ADAMS HARKNESS, INC.
    As Representatives of the several
    Underwriters named in Schedule 1 hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Cascade Microtech, Inc., an Oregon corporation (the "Company"), proposes to issue and sell 3,300,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and certain shareholders of the Company named in Schedule 2 hereto (each, a "Selling Shareholder" and collectively, the "Selling Shareholders") propose severally to sell an aggregate of 2,000,000 shares of Common Stock (such 5,300,000 shares of Common Stock being hereinafter referred to as the "Firm Shares"). In addition, the Company and the Selling Shareholders propose to grant to the Underwriters an option to purchase up to an additional 795,000 shares of the Common Stock on the terms and for the purposes set forth in Section 4 (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement concerning the purchase of the Shares from the Company and the Selling Shareholders by the Underwriters.

        SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

          (a)   A registration statement on Form S-1 with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Shares. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c)   The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations under the laws of their respective jurisdictions of incorporation. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, condition (financial or other), prospects or results of operations of the Company and its subsidiaries, taken as a whole (such an effect, a "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

          (d)   The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e)   The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefore in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Shares will conform to the descriptions thereof contained in the Prospectus. Upon payment for and delivery of the Shares to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Shares, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other similar claims.

          (f)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by equitable principles or bankruptcy laws.

          (g)   The execution, delivery and performance of this Agreement and each of the other documents to be entered into by the Company in connection with the transactions contemplated hereby and thereby (the "Transactions"), the compliance by the Company with all of the applicable provisions of this Agreement, and the consummation of the Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with the other Transactions by the Company, the compliance by the Company with all of the applicable provisions of this Agreement, and the consummation of the transactions contemplated hereby and thereby.

          (h)   Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Shares. Except as disclosed in the Prospectus, upon completion of the offering, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding.

          (i)    The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (j)    Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than in connection with the grant or exercise of options to purchase shares of Common Stock granted pursuant to the Company's stock option plans) or any Material Adverse Effect or any development involving a prospective Material Adverse Effect otherwise than as set forth or contemplated in the Prospectus.

          (k)   Neither the Company nor any of its subsidiaries has any off-balance sheet obligation or material liability of any nature (matured or not matured, fixed or contingent) to, or any financial interest in, any third party or unconsolidated entity other than as set forth in the financial statements (including the related notes and supporting schedules) filed as part of the Registration

  Statement or included in the Prospectus. Such financial statements present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The pro forma financial information included in the Registration Statement and Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations and the official pronouncements of the Emerging Issues Task Force, and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

          (l)    KPMG LLP, who has certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are and have been independent public accountants as required by the Securities Act and the Rules and Regulations during the period covered by the financial statements on which they reported. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, KPMG LLP has not engaged in any "prohibited activities" (as defined in Section 10A of the Exchange Act) on behalf of the Company.

          (m)  Neither the Company nor any of its subsidiaries owns any real property. The Company and each of its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Prospectus or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (n)   The Company and each of its subsidiaries taken as a whole, carry, or are covered by, insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (o)   Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and, to the Company's knowledge, no such proceeding is threatened or contemplated by governmental authorities or threatened by others.

          (p)   The Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, inventions, trade secrets, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how, manufacturing processes, formulae, licenses and other rights (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted as described in the Prospectus; and the expected expiration of any Intellectual Property would not have a Material Adverse Effect. The Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of infringement of (nor become the subject of any claim regarding), the asserted rights of others with respect to such Intellectual Property, which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect. Except as described in the Prospectus, no action, suit, arbitration, or legal, administrative or other proceeding or investigation is pending, or, to the Company's knowledge, is threatened, which involves the Intellectual Property. The Intellectual Property of the Company and each of its subsidiaries does not infringe or conflict with any right or valid and enforceable patent of any third party, or any discovery, invention, product or process which is the subject of a valid patent application filed by any third party of which the Company is aware, in each case where such infringement or conflict would reasonably be expected to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is a party to any contract which restricts or impairs the use of any Intellectual Property in a manner which would reasonably be expected to have a Material Adverse Effect. The Company has complied in all material respects with its respective contractual obligations relating to the protection of the Intellectual Property used pursuant to licenses. The Company and each of its subsidiaries take security measures designed to provide adequate trade secret protection of its material non-patented technology. Except as disclosed in the Prospectus, to the Company's knowledge, no person is infringing on or violating the Intellectual Property owned or used by the Company.

          (q)   Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (r)   There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement.

          (s)   No relationship, direct or indirect, exists between or among the Company or any subsidiary on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or officers.

          (t)    No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which might be expected to have a Material Adverse Effect.

          (u)   The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (v)   The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

          (w)  Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than in connection with the grant and exercise of options to purchase shares of Common Stock granted pursuant to the Company's stock option plans from the shares reserved therefor, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (x)   The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) material information related to such controls is reported or otherwise made known to the Company's Chief Executive Officer and Chief Financial Officer.

          (y)   Neither the Company nor any of its subsidiaries (i) is in violation of its articles of incorporation or bylaws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

          (z)   Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (bb) Neither the Company nor any of its subsidiaries is, nor, as of the applicable Delivery Date and after giving effect to the Transactions and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (cc) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities; and (ii) are effective in all material respects to perform the functions for which they were established.

          (dd) Based on the evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (ee) Since the date of the most recent evaluation of such internal control over financial reporting, there has been no change in the Company's internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (ff)  The Company is aware of no reason that its annual report on Form 10-K for the fiscal year ended December 31, 2004 would not be accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

          (gg) The Company (i) has notified each employee of the Company or its subsidiaries who holds a currently outstanding option or share of Common Stock, as the case may be, issued under the Company's 1993 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the "Plans") that pursuant to the terms of the Plans, none of such options or shares of Common Stock may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the initial public offering of the Shares pursuant to the lock-up provisions described in the Plans (the "Plan Lock-up") and (ii) has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the Plan Lock-up.

          (hh) The Company (i) has notified each shareholder who is a party to the Amended and Restated Investors' Rights Agreement dated December 16, 1999 (the "Rights Agreement"), that pursuant to the terms of the Rights Agreement, none of the shares of the Company's capital stock held by such stockholder may be sold or otherwise transferred or disposed of for a period of

  120 days after the date of the initial public offering of the Shares and (ii) has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provision imposed pursuant to the Rights Agreement.

          (ii)   Except as disclosed in the Prospectus, at least 97% of the outstanding shares of the Company's capital stock, and securities convertible into or exercisable or exchangeable for shares of capital stock, are subject to valid and binding Lock-up Letters (as described in Section 6(j)).

          (jj)   The Company has not offered, or caused the Underwriters to offer, any Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        SECTION 2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder represents, warrants and agrees, severally and not jointly, that:

          (a)   The Selling Shareholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Shareholder will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, and assuming that the Underwriters are purchasing such Shares in good faith, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (b)   The Selling Shareholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Shareholders, the "Custody Agreements") with Mellon Investors Services L.L.C., as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Shares to be sold by the Selling Shareholder hereunder.

          (c)   The Selling Shareholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Shareholders, the "Powers of Attorney") appointing one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.

          (d)   The Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Shareholder, the compliance by the Selling Shareholder with all of the applicable provisions of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation by each Selling Shareholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, other than such conflicts, breaches, violations or defaults which would not have an adverse impact on the ability of the Selling Shareholder to sell and transfer title of the Shares owned by such Selling Shareholder to the Underwriters, or (ii) to the knowledge of such Selling Shareholder, result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Selling Shareholder or any of its properties or assets; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws or by the bylaws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Shareholder, the compliance by such Selling Shareholder with all of the applicable provisions of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby.

          (e)   The Selling Shareholders listed on Schedule 3 attached hereto represent, warrant and agree that the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (f)    The Selling Shareholders listed on Schedule 3 attached hereto have no knowledge that the representations and warranties of the Company contained in Section 1 hereof are untrue or incorrect, are familiar with the Registration Statement and the Prospectus (as amended or supplemented) and have no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company.

          (g)   The Selling Shareholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

          (h)   The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        SECTION 3. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,300,000 shares of the Firm Shares, and each Selling Shareholder hereby agrees to sell the number of shares of the Firm Shares set forth opposite its name in Schedule 2 hereto, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Shares set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company and from each Selling Shareholder, that number of Firm Shares which represents the same proportion of the number of Firm Shares to be sold by the Company and by each Selling Shareholder, as the number of the Firm Shares set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

        In addition, the Company grants to the Underwriters an option to purchase up to 400,000 shares of Option Shares, and each Selling Shareholder grants to the Underwriters an option to purchase up to the number of Option Shares set forth opposite his name in Schedule 2 hereto. Such option is granted for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 5 hereof. Shares of Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Shares set forth opposite the name of such Underwriters in Schedule 1 hereto. If the over-allotment option is less than fully exercised, the Underwriters will purchase shares from the Company and each of the Selling Shareholders on a pro rata basis, based on the proportion of the total Option Shares offered by the Company or such Selling Shareholder, as the case may be. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

        The price of both the Firm Shares and any Option Shares shall be $[ ] per share.

        The Company and the Selling Shareholders shall not be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

        SECTION 4. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus. It is understood that approximately 150,000 shares of the Firm Stock ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus (the "Directed Share Program") and in accordance with the rules and regulations of the NASD, and that any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Company. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

        SECTION 5. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at the offices of Ater Wynne LLP, 222 S.W. Columbia, Suite 1800, Portland, Oregon 97201, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Shareholders shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Shareholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company and the Selling Shareholders shall make the certificates representing the Firm Shares available for inspection by the Representatives in Portland,

Oregon, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

        The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the shares of Option Shares are to be registered, the denominations in which the shares of Option Shares are to be issued and the date and time, as determined by the Representatives, when the shares of Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Shares are delivered are sometimes referred to as a "Subsequent Delivery Date" and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on each such Subsequent Delivery Date. On each such Subsequent Delivery Date, the Company and the Selling Shareholders shall deliver or cause to be delivered the certificates representing the Option Shares to be purchased on such Subsequent Delivery Date to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Shareholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company and the Selling Shareholders shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to each such Subsequent Delivery Date.

        SECTION 6. Further Agreements of the Company. The Company agrees:

          (a)   To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b)   To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c)   To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and file such amendment or supplement to the Prospectus and to furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (d)   To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (e)   Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

          (f)    As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g)   For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automatic quotation system upon which the Common Stock may be listed or quoted pursuant to requirements of or agreements with such exchange or automatic quotation system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not now so subject;

          (i)    For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; provided, however, that such 180-day period shall be extended by up to 15 days if Lehman Brothers Inc. notifies the Company and the undersigned prior to the expiration of such 180-day period that such extension is necessary in order to permit any Underwriter to publish a research report in compliance with NASD Conduct Rule 2711(f)(4); provided further, however, that the restrictions described in this Section 6(i) shall automatically terminate in the event that the Company issues any shares of Common Stock or securities convertible into or exchangeable for Common Stock in an equity or debt offering led or managed by Lehman Brothers Inc.;

          (j)    To use its commercially reasonable efforts to cause each shareholder, officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form previously provided to counsel for the Company (the "Lock-up Letter"), pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

          (k)   To apply for the listing of the Shares on the Nasdaq National Market, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

          (l)    To apply the net proceeds from the Transactions as set forth in the Prospectus; and

          (m)  To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (n)   To enforce the terms of each Plan Lock-up with each of its directors, officers and shareholders and each person who acquires shares of Common Stock pursuant to the exercise of any option or right granted under the Plans; and, unless otherwise instructed by Lehman Brothers Inc., to issue and impose a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing Plan Lock-up.

          (o)   In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (p)   To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

        SECTION 7. Further Agreements of the Selling Shareholders. Each Selling Shareholder agrees:

          (a)   For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares) or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.

          (b)   That the Shares to be sold by the Selling Shareholder hereunder which are represented by the certificates held in custody for the Selling Shareholder are subject to the interest of the Underwriters and the other Selling Shareholders thereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

          (c)   To deliver to the Representatives prior to the First Delivery Date, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

        SECTION 8. Expenses. The Company agrees to pay all costs and expenses incident to the performance of the obligation of the Company under this Agreement and in connection with the transactions contemplated hereby, including (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, any Supplemental Agreement Among U.S. Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the fees and expenses of the Custodian (any any other attorney-in-fact) and the costs of delivering and distributing the Custody Agreements and the Powers of Attorney; (f) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters); (g) any applicable listing or other fees; (h) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters. The Selling Shareholders shall pay the fees and expenses of their counsel and any transfer taxes, income or capital gains taxes payable in connection with their respective sales of the Shares to the Underwriters.

        SECTION 9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)   No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of such Underwriter, is material or omits to state a fact that, in the opinion of such Underwriter, is material or is required to be stated therein or is necessary to make the statements therein not misleading.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Ater Wynne LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

    (i)
    The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

    (ii)
    The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares, if any) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

    (iii)
    The Shares being delivered on such Delivery Date to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable;

    (iv)
    Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's articles of incorporation or bylaws or any agreement or other instrument known to such counsel;

    (v)
    To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

    (vi)
    The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein, and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

    (vii)
    The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

    (viii)
    The statements contained in the Prospectus under the captions "Risk Factors," "Business," "Management," "Description of Capital Stock," "Shares Eligible for Future Sale," and the statements contained in Item 14 and Item 15 of the Registration Statement, insofar as they describe federal or state statutes, rules and regulations, constitute a fair summary thereof, and the opinion of such counsel filed as Exhibit 5.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them;

    (ix)
    To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

    (x)
    This Agreement has been duly authorized, executed and delivered by the Company;

    (xi)
    The issuance and sale of the Shares being delivered on such Delivery Date by the Company pursuant to this Agreement, and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or contravene any provisions of law or the articles of incorporation or bylaws of the Company and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any agreement or instrument filed (as of the date of such counsel's legal opinion) as an exhibit to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K, or violate or conflict with (A) any judgment, ruling decree or order known to such counsel to be applicable to the Company, or (B) any statute, rule or regulation of any court or other governmental agency or body known by such counsel to be customarily applicable to the Company's business or properties or any of its subsidiaries; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws and the rules of NASD in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with the other Transactions by the Company and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

    (xii)
    Except as described in the Prospectus, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

    (xiii)
    Neither the Company nor any subsidiary is, nor after giving effect to the Transactions and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

        In rendering such opinion, such counsel may state that (x) their opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of Oregon; and (y) insofar as such opinion involves factual matters, it has relied to the extent it deems appropriate, upon certificates of officers of the Company and certificates of public officials. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (viii) above).

          (e)   The Representatives shall have received from Chernoff, Vilhauer, McClung & Stenzel, L.L.P., intellectual property counsel for the Company, such opinion, dated such Delivery Date, with respect to the matters set forth in Exhibit A hereto.

          (f)    The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, such opinion, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g)   The counsel to each of the Selling Shareholders shall have furnished to the Representatives its written opinion, as counsel to each of the Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in the form attached hereto as Exhibit B.

          (h)   At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i)    With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j)    The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

    (i)
    The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a), 7(j) and 7(k) have been fulfilled; and

    (ii)
    They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k)   Each Selling Shareholder (or one or more attorneys in fact on behalf of the Selling Shareholders) shall have furnished to the Representatives on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, the Selling Shareholder (or the Custodian or one or more attorneys in fact) stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct as of the First

  Delivery Date and that the Selling Shareholder has complied with all agreements contained herein to be performed by the Selling Shareholder at or prior to the First Delivery Date.

          (l)    Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n)   The Nasdaq National Market shall have approved the Shares for listing, subject only to official notice of issuance.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        SECTION 10. Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically) ("Marketing Materials"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); provided further, that the Company and its subsidiaries shall not be liable to the Underwriters or any of their respective directors, officers, employees or controlling persons with respect to any such untrue statement or omission made in any Preliminary Prospectus existing as of the date hereof that is corrected in the Prospectus if it is judicially determined that (i) the person asserting any such loss, claim, damage, liability or action purchased Stock from the Underwriters in reliance upon the Preliminary Prospectus but was not delivered or sent a copy of the Prospectus, if required by law, at or prior to the written confirmation of the sale of such Stock to such person, unless such failure to deliver or send the Prospectus was a result of noncompliance by the Company with Section 6 of this Agreement and (ii) the Underwriters, and each such officer, director, employee and controlling person, if any, would not have incurred such loss, claim, damage, liability or action had the Prospectus been delivered or sent. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any director, officer, employee, agent or controlling person of that Underwriter.

          The Company agrees to indemnify and hold harmless Lehman Brothers Inc. (including its officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act ("Lehman Brothers Entities"), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the

  Directed Share Program, other than losses, finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc. The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

          (b)   The Selling Shareholders, severally in proportion to the number of Shares sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Selling Shareholders shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter, its directors, officers, employees and agents and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers, employees, agents or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); and, provided, further, that the liability of a Selling Shareholder listed on Schedule 4 hereto pursuant to this Section 10(b) shall be limited solely to losses, claims, damages, liabilities or actions arising out of, or based upon, untrue statements or alleged untrue statements or omissions or alleged omissions relating to such Selling Shareholder listed on Schedule 4 and made under the heading "Principal and Selling Shareholders" and included in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with information concerning such Selling Shareholder furnished in writing by it to the Company specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or any director, officer, employee, agent or controlling person of that Underwriter.

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each of its directors, each person, if any, who controls the Company within the meaning of Section 15 of the the Securities

  Act, and the Selling Shareholders from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, controlling person or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (d)   Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Shareholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees, agents and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e)   If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

          (f)    The Underwriters severally confirm and the Company and the Selling Shareholders acknowledge that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        SECTION 11. Defaulting Underwriters.

        If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 or Schedule 2 hereto bears to the total number of shares of the Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 or Schedule 2 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Company and the Selling Shareholders to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 or Schedule 2 hereto who, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Shareholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the opinion of counsel for the Company or counsel for the Underwriters that may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(h), 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

        SECTION 13. Reimbursement of Underwriters' Expenses. If the Company or any Selling Shareholder shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Shareholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or any Selling Shareholder (including, without limitation, with respect to the transactions) is not fulfilled, the Company and the Selling Shareholders will reimburse the

Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company and the Selling Shareholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Shareholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

        SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022;

          (b)   if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Eric Strid, Chief Executive Officer (Fax: 503-601-1002) with a copy to Ater Wynne LLP, attention: Gregory E. Struxness (Fax: 503-226-0079);

          (c)   if to any Selling Shareholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at the address set forth on Schedule 2 hereto;

          (d)   provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

        SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION 17. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

        SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
CASCADE MICROTECH, INC.
By:
Name:
Title:
THE SELLING SHAREHOLDERS NAMED IN SCHEDULE 2 TO THE AGREEMENT
By:	Attorney-in-Fact

Accepted:

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
UBS SECURITIES LLC
ADAMS HARKNESS, INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By:
Name:
Title:

SCHEDULE 1

Number of Shares of Firm
Shares to be Purchased
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC
Adams Harkness, Inc.
Total

SCHEDULE 2

Name of Selling Shareholder[1]	Firm Shares to be Sold	Option Shares to be Sold if Option is Exercised
Agilent Technologies, Inc.	652,178	75,000
Electroglas, Inc.	505,000	—
Maristeth Fund III, LLC	416,667	—
Dale E. Carlton	426,155	—
Eric W. Strid	—	160,000
K. Reed Gleason	—	160,000

TOTAL	2,000,000	395,000

1.
Each Selling Shareholder has appointed Eric Strid and Steven Sipowicz, and each of them, as Attorneys-in-Fact for such Selling Shareholder.

SCHEDULE 3

Eric W. Strid
K. Reed Gleason

SCHEDULE 4

Agilent Technologies, Inc.
Dale E. Carlton
Electroglas, Inc.
Maristeth Fund III, LLC

EXHIBIT A

        We have been retained by Cascade Microtech, Inc. (the "Company") with respect to its intellectual property matters, including its patent matters. We have been asked by the Company to provide an opinion concerning its patents.

        The status of the Company's patents and patent applications, as of            , 2004, is shown in Exhibit A attached hereto. As indicated therein, the Company has                         issued U.S. patents,            pending U.S. patent applications,                        issued foreign patents and            pending foreign patent applications.

        Exhibit A to this opinion is a list of the Company's patents and pending patent applications (the "Patent Rights") which, to the best of our knowledge, are owned by the Company. To the best of our knowledge either (a) an assignment from the inventor(s) to the Company has been recorded in the United States Patent and Trademark Office or in other applicable foreign jurisdictions, or (b) the inventor(s) are under obligation of assignment to the Company, and an assignment will be recorded in the United States Patent and Trademark Office or in other applicable foreign jurisdictions. To the best of our knowledge, there are no claims to any ownership interests or liens on any of the Patent Rights by any party other than the Company. To the best of our knowledge, the Company has licensed the rights to use certain patents as listed in Exhibit B attached to this opinion.

        We are unaware of any facts that would lead us to believe that: (a) any of the patents, which are listed in Exhibit A of this opinion, are invalid, (b) any patent that may be issued in respect of a patent application, which is listed in Exhibit A of this opinion, would be invalid, or (c) any material defects of form exist in the preparation or filing of any of the patents and patent applications which are listed in Exhibit A of this opinion, with the exception of certain individual patent claims of certain patents listed in Exhibit C attached hereto, which individual patent claims might be construed to be invalid due to overbreadth.

        To the best of our knowledge, for each of the U.S. patent applications filed and prosecuted by us reflected in Exhibit A, we have disclosed or intend to disclose to the United States Patent and Trademark Office all information known to us and believed by us to be material to patentability as required under 37 C.F.R. Section 1.56.

        To the best of our knowledge, there are no pending or threatened legal or governmental proceedings relating to the patents and pending patent applications reflected in Exhibit A, other than the proceedings before the United States Patent and Trademark Office and foreign patent offices that are carried out during the course of prosecution.

        Other than (i) the disclosures set forth in the Prospectus, (ii) a certain pre-litigation allegation of patent infringement made by Erich Reitinger in June of 1999 as described hereafter, and (iii) any other actions, suits, proceedings or claims that have been resolved or are immaterial, to the best of our knowledge the Company has not received any claim of infringement of any patents held by others, and to our knowledge there is no pending or threatened action, suit, proceeding or claim by others that the Company is infringing a patent. In June of 1999, a patent infringement proceeding seeking a preliminary injunction against the Company was filed by Erich Reitinger in Germany. The Company vigorously contested the charge of infringement of Mr. Reitinger's German patents, and filed nullity actions to invalidate the patents. The German court denied Mr. Reitinger's request for a preliminary injunction, and Mr. Reitinger withdrew his appeal of the court's decision. Only the Company's nullity actions are presently pending. The parties are seeking to reach a final settlement. An unfavorable outcome is considered unlikely. The infringement claim is limited to foreign markets.

        In addition, other than (i) the disclosures set forth in the Prospectus and (ii) any actions, suits, proceedings or claims that have been resolved, nothing has come to our attention that has led us to believe that any patents of others are infringed by the present or future business of the Company as described in the Prospectus under the caption "Business." In this regard, we have, together with the Company, from time to time identified, and continue to identify, patents owned by others that we have earmarked for study with respect to infringement and/or validity. Based upon a review of these patents, and to the best of our knowledge, none of the Company's presently marketed products infringe any of the patents earmarked for study. If should be understood that an opinion with respect to infringement is a different question from whether an owner of a patent might assert infringement.

        We have read the portions of the Prospectus under the captions "Risk Factors—If we fail to protect our proprietary technology and rights, competitors may be able to use our technologies, which would weaken our competitive position and could reduce our sales," "Risk Factors—Intellectual property infringement claims by or against us may result in litigation, the costs of which could be substantial and could prevent us from selling our products," "Business—Intellectual Property," "Business—Legal Proceedings" (the "Patent Information"). We have considered the statements contained therein, although we have not independently verified the accuracy, completeness and fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention, as of the date of the Prospectus and the date hereof, that leads us to believe that the Patent Information contains an untrue statement of a material fact or omits to state a material fact in light of the circumstances in which they are made. As of the date of the Prospectus and the date hereof, we have no reason to believe that the Patent Information is not in all material respects a fair and accurate summary of the legal matters, documents and proceedings relating thereto, insofar as such statements constitute a summary of the Company's patents and applications and legal proceedings related thereto.

        As used in this letter, "to the best of our knowledge" means this firm's current knowledge, based upon information received from the Company, as a consequence of our representation of the Company, and upon the patent applications filed and prosecuted by us on behalf of the Company. With respect to ownership of the United States patents, our opinion is based upon our "knowledge" and upon our review of the United States Patent and Trademark Office assignee records.

        The statements in this letter with respect to patent infringement and validity should be understood to involve a complex area of law where reasonable minds, including those of judges or juries, differ. It should be understood that the opinion set forth above is as of the date hereof and is not intended as a guarantee of any particular result or decision.

EXHIBIT B

Form of Opinion of Counsel
for Selling Shareholder

        (i)                            (the "Selling Shareholder") has record ownership to the Maximum Number of Shares (including the Maximum Number of Optional Shares), as defined in the Power of Attorney, dated                        , 2004 (the "Power of Attorney"), of the Selling Shareholder (such Shares being hereinafter referred to as the "Shares"), which Shares are represented by the certificates being concurrently deposited with Mellon Investor Services L.L.C., as custodian (the "Custodian"), pursuant to the Custody Agreement, dated the date of the Power of Attorney (the "Custody Agreement"), between the Selling Shareholder and the Custodian, and, to our knowledge, has full right, power and authority to sell, assign, transfer and deliver the Shares pursuant to the Underwriting Agreement (as defined in the Power of Attorney); and, assuming that the Underwriters (as defined in the Underwriting Agreement) do not have notice of any "adverse claim" to the Shares, upon delivery of the certificates for the Shares by or on behalf of each Selling Shareholder duly endorsed in blank or accompanied by duly executed stock powers and all applicable stock transfer stamps against payment therefor, the Underwriters will acquire such Shares free of any "adverse claim," in each case, within the meaning of Section 8-303 of the New York Uniform Commercial Code;

        (ii)   No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Shareholders for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Shares, except such as have been or will be obtained or made under the Act and such as may be required under state securities laws;

        (iii)  The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any of his, her or its properties or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject, or the charter or by-laws of any Selling Shareholder, if applicable;

        (iv)  Each of the Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by each Selling Shareholder and constitutes a valid and legally binding obligation of each Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (v)   Upon execution and delivery of the Underwriting Agreement by one of the Attorneys (as defined in the Power of Attorney) on behalf of the Selling Shareholders, the Underwriting Agreement will have been duly authorized, executed and delivered by the Selling Shareholders.

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  Exhibit 1.1
CASCADE MICROTECH, INC. Common Stock UNDERWRITING AGREEMENT
SCHEDULE 1
SCHEDULE 2
SCHEDULE 3
SCHEDULE 4
EXHIBIT A
EXHIBIT B Form of Opinion of Counsel for Selling Shareholder